UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DD3 ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Prospectus Supplement

(To Prospectus dated January 22, 2020)

SUPPLEMENT

TO

PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus supplement, dated February 4, 2020 (this “Supplement”), supplements the proxy statement of DD3 Acquisition Corp. (“DD3”) and the prospectus of Betterware de México, S.A. de C.V. (“Betterware”), dated January 22, 2020 (the “Proxy Statement/Prospectus”), relating to a proposed business combination of DD3 and Betterware, pursuant to which DD3 will merge with and into Betterware (the “Merger”) with Betterware surviving the Merger (the “combined company”) and BLSM Latino América Servicios, S.A. de C.V. (“BLSM”), becoming a wholly-owned subsidiary of the combined company (the “Business Combination”). This Supplement should be read in conjunction with the Proxy Statement/Prospectus, which was previously mailed to DD3’s shareholders on or about January 22, 2020. The information in this Supplement is qualified by reference to the Proxy Statement/Prospectus, except to the extent information in this Supplement updates or supersedes the information contained in the Proxy Statement/Prospectus.

The purpose of this Supplement is to provide information regarding developments in connection with the Business Combination. The Business Combination is currently expected to close as promptly as reasonably possible following DD3’s special meeting of shareholders to approve the Business Combination on February 7, 2020.

The special meeting of DD3’s shareholders will be held on February 7, 2020, at 11:00 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, NY 10166. In order to exercise your redemption rights, you must, prior to 4:30 p.m., Eastern time, on February 5, 2020 (two business days before the special meeting), both: (i) submit a written request to DD3’s transfer agent that DD3 redeem your public shares for cash, and (ii) deliver your public shares to DD3’s transfer agent physically or electronically through Depository Trust Company, or DTC, as described in the Proxy Statement/Prospectus.

See “Risk Factors” beginning on page 41 of the Proxy Statement/Prospectus for factors you should consider in connection with the Business Combination.

SUPPLEMENTAL DISCLOSURES

As described in the Proxy Statement/Prospectus, on August 2, 2019, DD3 entered into a Combination and Stock Purchase Agreement (the “Business Combination Agreement”) with Campalier, S.A. de C.V. (“Campalier”), Promotora Forteza, S.A. de C.V. (“Forteza”), Strevo, S.A. de C.V. (“Strevo”, and together with Campalier and Forteza, the “Sellers”), Betterware, BLSM, and, solely for the purposes set forth in Article XI of the Business Combination Agreement, DD3 Mex Acquisition Corp, S.A. de C.V. (“DD3 Mexico”), which was amended on September 23, 2019 pursuant to the Amendment Agreement to the Combination and Stock Purchase Agreement (the “First Amendment”).

On February 3, 2020, DD3, the Sellers, Betterware, BLSM and DD3 Mexico entered into the Second Amendment Agreement to the Combination and Stock Purchase Agreement (the “Second Amendment”). The Second Amendment, among other things, (i) permits the purchase price to be mutually determined by the parties based upon the amount of cash available in the trust account on the date of the special meeting and for such purchase price to be payable at closing in cash or transferred as a liability to Betterware as part of the Merger and (ii) extends the date on which the Business Combination Agreement may be terminated by either DD3 or the Sellers if the closing has not yet occurred from January 31, 2020 to March 15, 2020. Other than as modified pursuant to the First Amendment and the Second Amendment, the Business Combination Agreement remains in full force and effect.

A copy of the Second Amendment is attached to this Supplement as Annex A and is incorporated herein by reference, and the foregoing description of the Second Amendment is qualified in its entirety by reference thereto.

This Supplement updates the disclosure in the sections entitled “The Business Combination” and “The Business Combination Agreement” beginning on pages 72 and 97, respectively, of the Proxy Statement/Prospectus and any other applicable section of the Proxy Statement/Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

DD3 files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You can read DD3’s SEC filings, including the Proxy Statement/Prospectus and this Supplement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document DD3 files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of the Proxy Statement/Prospectus or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact DD3 by telephone or in writing:

DD3 Acquisition Corp.

c/o DD3 Mex Acquisition Corp

Pedregal 24, 4th Floor

Colonia Molino del Rey, Del. Miguel Hidalgo

11040 Mexico City, Mexico

Telephone: +52 (55) 8647-0417

Email: contact@dd3.mx

You may also obtain these documents by requesting them in writing or by telephone from DD3’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue, Suite 3000

Stamford, CT 06902

Toll free: (800) 662-5200

Tel: (203) 658-9400

Email: ddmx.info@morrowsodali.com

All information contained or incorporated by reference in the Proxy Statement/Prospectus or this Supplement relating to DD3 has been supplied by DD3, and all such information relating to Betterware has been supplied by Betterware. Information provided by either DD3 or Betterware does not constitute any representation, estimate or projection of any other party.

Neither DD3 nor Betterware has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this Supplement or the Proxy Statement/Prospectus or in any of the materials that have been incorporated in this Supplement or the Proxy Statement/Prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the Proxy Statement/Prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in the Proxy Statement/Prospectus does not extend to you. The information contained in the Proxy Statement/Prospectus or this Supplement speaks only as of the date of the Proxy Statement/Prospectus, or this Supplement, as applicable, unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 39 of the Proxy Statement/Prospectus.

* * *

If you have already returned a validly executed proxy card, your votes will be recorded unless you submit a subsequent proxy or otherwise revoke your prior proxy prior to the special meeting. If your shares are held in “street name” you may revoke any prior vote or proxy by following the procedures provided to you by your bank or broker until 11:59 p.m., Eastern Time, on February 6, 2020.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Supplement is dated February 4, 2020.

Annex A

SECOND AMENDMENT AGREEMENT

TO THE COMBINATION AND STOCK PURCHASE AGREEMENT

This Second Amendment Agreement to the Combination and Stock Purchase Agreement (this “Amendment Agreement”) is entered into effective as of February 3rd, 2020 in connection with that certain Combination and Stock Purchase Agreement dated as of August 2, 2019 (as such agreement has been amended, amended and restated or restated from time to time, the “BCA”) by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”, and together with BWM, the “Companies”), and DD3 Mex Acquisition Corp., S.A. de C.V., (“DD3 Mexico” or “Buyer’s Representative”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the BCA.

WHEREAS, pursuant to Section 12.4 of the BCA, the BCA may be amended or modified by an instrument in writing signed by the party against which such amendment or waiver is sought to be enforced.

NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto hereby agree as follows:

FIRST. Section 2.1 “Purchase and Sale” included under Article II of the BCA is hereby amended and restated in its entirety to read as follows:

2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, on or prior to the Merger:

Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, the Purchased Shares free of any Encumbrances. Each Seller waives any rights of first refusal or similar rights that such Seller may have relating to Buyer’s purchase of the Purchased Shares, whether conferred by any of the Companies’ Organizational Documents, by Contract or otherwise.

The purchase and sale of the Purchased Shares shall become effective on the Closing Date.

SECOND. Section 2.2 “Purchase Price” included under Article II of the BCA is hereby amended and restated in its entirety to read as follows:

2.2 Purchase Price. On the Closing Date, Sellers and Buyer agree that Sellers shall be entitled to receive from Buyer as cash consideration for the Purchased Shares (the “Purchase Price”), an amount to be mutually determined between the Parties based upon the amount of funds available in the Trust Fund at the date of the Buyer Shareholders’ Meeting, provided that the maximum cash consideration payable as Purchase Price by Buyer to Sellers shall not exceed from $30,000,000 (thirty million dollars). The Parties further agree that the number of Purchased Shares may be proportionally adjusted upon mutual agreement considering the amount agreed upon as Purchase Price.

Any amount of funds deposited in the Trust Fund on the Closing Date in excess of the maximum cash consideration to be paid as Purchase Price as set forth above will remain as an asset of Buyer and will be transferred to BWM as provided for in the Merger Agreement.

THIRD. Section 2.3 “Merger of Buyer and BWM” included under Article II of the BCA is hereby amended and restated in its entirety to read as follows:

2.3 Merger of Buyer and BWM. Immediately after the Merger is approved by the shareholders of BWM and Buyer, the Parties shall enter into the Merger Agreement which will become effective between the Parties and Buyer on the Effective Time. Under the terms of the Merger Agreement, Buyer will merge with and into BWM and cease its legal existence, BWM shall continue as the surviving company of the Merger (the “Surviving Company”) and BLSM will continue its existence as a wholly-owned subsidiary of BWM. All (a) warrants and UPOs issued by Buyer and outstanding prior to the Effective Time of the Merger shall be exchanged and replaced by the same number of warrants and UPOs issued by the Surviving Company with the same terms and conditions as those previously agreed with Buyer; and (b) the BWM Shares issued and outstanding immediately prior to the Effective Time, including those BWM Shares purchased by Buyer pursuant to this Agreement, shall be cancelled and exchanged for newly issued shares of the Surviving Company (the “Surviving Company Shares”) representing 100% of the total outstanding shares of the Surviving Company Shares. The Surviving Company Shares will be allocated among Sellers and the shareholders of Buyer as follows:

(a) Sellers’ Surviving Company Shares. (i) To the extent Sellers are entitled to receive $30,000,00 (thirty million dollars) in cash consideration as Purchase Price, Sellers will be entitled to receive 28,700,000 (twenty eight million seven hundred thousand) of Surviving Company Shares or (ii) if Sellers are entitled to receive less than 30,000,00 (thirty million dollars) in cash consideration as Purchase Price, Sellers will be entitled to receive the number of Surviving Company Shares equal to the Companies Valuation less the cash consideration amount received as Purchase Price, divided by $10.00 (ten dollars).

(b) Buyer’s Surviving Company Shares. The shareholders of Buyer will be entitled to exchange their existing Buyer shares for Surviving Company Shares, on a 1:1 exchange ratio.

FOURTH. Section 2.4(b)(ii) included under Article II of the BCA is hereby amended and restated in its entirety to read as follows:

2.4 The Closing.

(b) […]

(ii) Buyer will deliver to Sellers:

(A) (1) the Purchase Price, by wire transfer in immediately available funds to the accounts designated by Sellers to Buyer at Closing (allocated among Sellers in accordance with Exhibit “E”); or (2) the execution and delivery of one, or more, unconditional non-transferable promissory notes (pagarés) or the execution of a written acknowledgment of debt letter by Buyer, in either case, in the form and substance mutually acceptable to the Parties, issued in favor of Sellers as consideration for payment of the Purchase Price;

(B) a copy of each Ancillary Agreement to which any Buyer is a party, duly executed by Buyer;

FIFTH. Section 9.1(m) included under Article IX of the BCA is hereby amended and restated in its entirety to read as follows:

9.1 Conditions to Sellers’ Obligations. […]

(m) The Companies shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by the Secretary of each of the Companies certifying that attached thereto are true and complete copies of (i) all resolutions of the Companies’ Board of Directors and the shareholders of the Companies holding all the outstanding Companies Shares entitled to vote unanimously authorizing and approving the execution and performance of this Agreement, the Merger and the other transactions contemplated by this Agreement and that all such resolutions are in full force and effect; and (ii) evidence that the Merger is registered in the corresponding Mexican Public Registry of Commerce.

SIXTH. Section 10.1(b) included under Article X of the BCA is hereby amended and restated in its entirety to read as follows:

10.1 Termination. This Agreement may be terminated prior to the Closing:

[…]

(b) by either Buyer or Seller if the Closing Date shall not have occurred on or before March 15th, 2020;

SEVENTH. This Amendment Agreement shall be governed and interpreted in accordance with the Federal Laws of Mexico.

EIGHTH. For everything related to the interpretation and compliance of this Amendment Agreement, the parties expressly submit to the jurisdiction and competence of the courts located in Mexico City, México, waiving to any other jurisdiction that may correspond by reason of their current or future domicile.

NINTH. Except as otherwise provided in this Amendment Agreement, all of the provisions of the BCA shall remain in full force and effect.

TENTH. This Amendment Agreement may be executed and delivered in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW]

DD3 Mex Acquisition Corp., S.A. DE C.V.

/s/ Martín Máximo Werner Wainfeld
Name: Martín Máximo Werner Wainfeld
Title: Attorney-in-fact

DD3 Acquisition Corp.

/s/ Martín Máximo Werner Wainfeld
Name: Martín Máximo Werner Wainfeld
Title: Attorney-in-fact

Signature page to the SECOND AMENDMENT AGREEMENT TO THE COMBINATION AND STOCK PURCHASE AGREEMENT by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of February 3rd, 2020.

Campalier, S.A. DE C.V.

/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco
Title: Attorney-in-fact

Strevo, S.A. DE C.V.

/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco
Title: Attorney-in-fact

Betterware de México, S.A. DE C.V.

/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco
Title: Attorney-in-fact

BLSM Latino América Servicios, S.A. DE C.V.

/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco
Title: Attorney-in-fact

Signature page to the SECOND AMENDMENT AGREEMENT TO THE COMBINATION AND STOCK PURCHASE AGREEMENT by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of Februrary 3rd, 2020

Promotora Forteza, S.A. DE C.V.

/s/ Bernardo Luis Guerra Treviño
Name: Bernardo Luis Guerra Treviño
Title: Attorney-in-fact

Promotora Forteza, S.A. DE C.V.

/s/ Daniel Valdez Franco
Name: Daniel Valdez Franco
Title: Attorney-in-fact

Signature page to the SECOND AMENDMENT AGREEMENT TO THE COMBINATION AND STOCK PURCHASE AGREEMENT by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of Februrary 3rd, 2020